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                                AMENDMENT NO. 2
                           AVERY DENNISON CORPORATION
                          EXECUTIVE VARIABLE DEFERRED
                               COMPENSATION PLAN


     WHEREAS, it has been determined that it is advisable to amend the Avery Dennison Executive Variable Deferred Compensation Plan (the "Plan") to permit smaller allocations to investment funds under Option B, and

     WHEREAS, it has also been determined that it is advisable to amend the Plan to provide for the possibility of more frequent payment of Retirement Benefits than is currently permitted,

     NOW, THEREFORE, the Plan is hereby amended as of the start of the 1993 Plan Year in the following respects:

     1. The first sentence of Article 4, Section 4.3(a)(ii) found on page 7 of the Plan document is replaced by the following sentence:

          "(ii) Option B.  Under Option B, a Participant may elect (a) one of
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          four Declared Rates (as defined in Article 2) to be credited on 100%
          of his Deferral Account balance; (b) two of the four Declared Rates (as defined in Article 2) with each to be credited on 50% of his Deferral Account balance; (c) three of the four Declared Rates (as defined in Article 2) to be credited with 50% on one Deferral Account balance and 25% on each of two other accounts; or (d) four of the four Declared Rates (as defined in Article 2) with each to be credited on 25% of his Deferral Account balance."

     2. Article 5, entitled "Benefits," is amended to provide that (i) whenever benefits are to be paid in installments, the provisions of the Plan which call for quarterly payments are replaced by a requirement that

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          installment payments be made in such intervals as may be determined by the Committee, provided that such intervals shall not be less frequently than quarterly; and (ii) all installment payments will be calculated on an annual basis but paid in such intervals as may be determined by the Committee provided that such intervals shall not be less frequently than quarterly."


                                  Approved: /s/ CHARLES D. MILLER
                                            ____________________________________
                                            Charles D. Miller
                                            Chairman and Chief Executive Officer
                                            Avery Dennison Corporation